Exhibit 2.2

CERTIFICATE OF CONVERSION OF

NAVIOS MARITIME CONTAINERS INC. TO

NAVIOS MARITIME CONTAINERS L.P.

Under Section 133 of the Republic of the Republic of the

Marshall Islands Business Corporations Act and

Section 25 of the Republic of the Marshall Islands Limited Partnership Act

The undersigned being Navios Maritime Containers GP LLC, a Republic of the Marshall Islands limited liability company and sole general partner of Navios Maritime Containers L.P. for the purpose of converting Navios Maritime Containers Inc., a Republic of the Marshall Islands corporation (the “Corporation”), to a Republic of the Marshall Islands limited partnership, hereby certifies that:

1.	The name of the Corporation immediately prior to converting into a Republic of the Marshall Islands limited partnership is: Navios Maritime Containers Inc.

2.

The Corporation was organized under the laws of the Republic of the Marshall Islands as a Republic of the Marshall Islands corporation, and its original articles of incorporation filed with the Registrar of Corporations of the Republic of the Marshall Islands on the 28th day of April, 2017.

3.

The name of the limited partnership as set forth in its certificate of Limited Partnership is Navios Maritime Containers L.P. Attached hereto is the limited partnership’s certificate of Limited Partnership.

4.

The address of the Corporation’s Registered Agent in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of its Registered Agent at such address is The Trust Company of the Marshall Islands, Inc.

5.

The conversion has been approved in accordance with Section 133 of the Business Corporations Act of the Republic of the Marshall Islands and Section 25 of the Limited Partnership Act of the Republic of the Marshall Islands.

6.	This certificate of conversion shall be effective upon filing with the Registrar or Deputy Registrar of Corporations in the Republic of the Marshall Islands.

In witness whereof, the undersigned has executed this certificate of conversion on this 30th day of November, 2018.

Navios Maritime Containers GP LLC, as sole general partner

By:	/s/ Vasiliki Papaefthymiou
Vasiliki Papaefthymiou
Authorized Signatory